Filed pursuant to
                                                                  Rule 424(b)(2)
                                                       Registration No. 33-59791


                                 $1,000,000,000
                                    CITICORP
                       Medium-Term Senior Notes, Series E
                    Medium-Term Subordinated Notes, Series E
                Due From 9 Months to 50 Years From Date of Issue

Pricing  Supplement, dated October 30, 1996
(To Prospectus Supplement, dated March 26, 1996, to Prospectus, dated February 8, 1996).

                              DESCRIPTION OF NOTES

         The terms of the Notes set forth in this Pricing Supplement supplement and modify, to the extent applicable, the description of general terms and provisions of Citicorp's Medium-Term Subordinated Notes, Series E, set forth in the accompanying Prospectus and Prospectus Supplement. Capitalized terms not defined herein shall have the meanings assigned to such terms in the accompanying Prospectus and Prospectus Supplement.

SUMMARY OF TERMS:

Title of Notes:          7.00% Subordinated Notes Due October 15, 2008 (the
                         "Notes").

Aggregate
Principal Amount:        $1,635,000.00.

Price to Public:         100.00%.

Issue Date:              November 4, 1996.

Stated Maturity Date:    October 15, 2008.

Interest Rate:           7.00%.

Interest Payment Dates:  Semi-annually, on the 15th day of each April and
                         October, commencing in April 1997, and at Stated Maturity.

Regular Record Dates:    The first day of the month in which the related
                         Interest Payment Date occurs.

Sinking Fund:            None.

Redemption:              The Notes are not subject to redemption.

Selling Agent:           J.W. Korth & Company.

Agent's Commission:      2.00%.

Minimum Denomination:    $1,000.

CUSIP Number:            17303 MGB 9.